Exhibit No. 21(i)
                                  SUBSIDIARIES
                                       OF
                            NATIONAL BANKSHARES, INC.


                           --------------------------
                            National Bankshares, Inc.
                           --------------------------
                                      |
                                      |
          --------------------------------------------------------
          |                                                      |
          |                                                      |
--------------------                                  ------------------------
 The National Bank                                       National Bankshares
   of Blacksburg                                      Financial Services, Inc.
--------------------                                  ------------------------